UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 23, 2020

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DOFSQ*	*

*	The registrant’s Common Stock began trading on the OTC Pink Open Market on April 28, 2020 under the symbol “DOFSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2020, Diamond Offshore Drilling, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On April 21, 2020, the Company’s Board of Directors (the “Board”), based on the recommendation of the Compensation Committee of the Board (the “Committee”) and the Company’s restructuring advisors and compensation consultant, approved the adoption of a key employee incentive plan (“KEIP”), subject to approval by the Bankruptcy Court in the Chapter 11 Cases.

On June 23, 2020, the Bankruptcy Court approved the KEIP and certain amendments thereto (the “Amendments” and collectively with the KEIP, the “Amended KEIP”). The Amendments were previously approved by the Board and the Committee on June 5, 2020 and June 19, 2020, with the effectiveness of the Amendments conditioned on the approval of the Bankruptcy Court.

The Amendments modify the existing KEIP to:

(1)	increase the quarterly threshold, target, and stretch performance targets by 1% each for the average rig efficiency and the reduction in overhead expenses performance metrics; and

(2)	provide that 80% of the award amount actually earned by participants will be paid within 60 days following the end of the applicable quarterly period pursuant to and in accordance with the terms of the Amended KEIP. The remaining 20% of the award amount (the “Emergence Payments”) will be held back and, subject to the satisfaction of the emergence performance condition described below, paid to participants upon the Debtors’ emergence from the Chapter 11 Cases. A participant will be paid the full amount of his Emergence Payments within 60 days following the date of emergence if the Debtors emerge from the Chapter 11 Cases on or prior to the Target Date. If the Debtors emerge from the Chapter 11 Cases after the Target Date, then a participant will forfeit a portion of his Emergence Payments as follows:

If the date of emergence from the Chapter 11 Cases is:	Percentage of Emergence Payments Forfeited:
After the Target Date, but on or before the date that is one month following the Target Date	30%

After the date that is one month following the Target Date, but on or before the date that is two months following the Target Date	45%

After the date that is two months following the Target Date, but on or before the date that is three months following the Target Date	60%

After the date that is three months following the Target Date, but on or before the date that is four months following the Target Date	75%

After the date that is four months following the Target Date, but on or before the date that is five months following the Target Date	90%

After the date that is five months following the Target Date	100%

For purposes of the Amended KEIP, the “Target Date” means the later of the date that is (i) four months from the date on which the Debtors receive a binding restructuring term sheet from the Ad Hoc Group (as defined in the Verified Statement Pursuant to Bankruptcy Rule 2019 dated May 22, 2020 [Docket No. 191] filed in the Chapter 11 Cases) that is reasonably acceptable to the board of directors or managers, as applicable, of each Debtor and (ii) November 30, 2020.

The foregoing description of the terms of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amended KEIP, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	Diamond Offshore Drilling, Inc. 2020 Key Employee Incentive Plan, effective as of April 21, 2020, and amended and restated as of June 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2020	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland Senior Vice President, General Counsel and Secretary

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